EXHIBIT 10.6

EXECUTION COPY

SUBORDINATED PROMISSORY NOTE

$7,700,000	December 8, 2006

FOR VALUE RECEIVED, AUTOVAXID, INC., a Florida corporation (the “Borrower”), promises to pay to the order of ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC, a Missouri limited liability company (or its successors and assigns) (the “Lender”), in lawful money of the United States of America in immediately available funds as provided in Section 2 hereof at such location as the Lender may designate from time to time, the principal sum of Seven Million Seven Hundred Thousand and 00/100 Dollars ($7,700,000.00), together with interest accruing on the outstanding principal balance from the date hereof, all as provided herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto, the QLICI Loan Agreement of even date herewith between the Borrower and the Lender (as amended and modified from time to time in accordance with its terms, the “Loan Agreement”).

1. Rate of Interest.

Interest on the outstanding principal amount of the Loan shall accrue at five and eighty-two hundredths percent (5.82%), non-compounding, commencing on the Effective Date, and shall be payable in arrears on an annual basis commencing on the first Business Day after December 31, 2006, and continuing on the first Business Day after each December 31 thereafter until thirty years from the Effective Date (the “Maturity Date”), including the Maturity Date. All interest on the Loan shall accrue based on the actual number of days elapsed and calculated based on a year of three hundred and sixty (360) days.

Immediately following the Maturity Date, whether by acceleration, demand or otherwise, and at the Lender’s option, during the continuance of any Event of Default, amounts outstanding under the Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) of eight and eighty-two one hundredths percent (8.82%), but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

2. Repayment of Loan Amounts.

Subject to Section 4 below, the outstanding principal amount on the Loan shall be due and payable by the Borrower in full in cash on the Maturity Date.

Except as set forth below in Section 4, the Borrower shall not have the right to prepay all or any portion of any principal amount of the Loan. At any time seven years and six months after the Effective Date, the Borrower shall have the right to prepay all or any portion of the then outstanding principal amount of the Loan, so long as such prepayment does not result in an event of recapture (as defined in Section 45D(g) of the Code and Treasury Regulation Section 1.45D-1(e) of the Regulations). Except as otherwise set forth in Section 3.3, at any time prior to seven years and six months after the Effective Date, the Borrower shall only have the right to prepay the entire amount of the Loan, in the event that (i) the Lender consents to such prepayment, and USB and the managing member of the Lender agree on the reinvestment of such proceeds in an alternative investment identified by the Borrower in the service area of the Lender set forth in the Community Development Entity Certification Application of the Lender, as

amended, and which investment constitutes a qualified low-income community investment as defined in Section 45(d)(1) of the Code, and in amounts and on terms that are consistent with the terms of that certain Loan and Security Agreement between Biolender II, LLC and AutovaxID Investment LLC dated the date hereof and are designed to cause the re-investment of such proceeds within twelve (12) months following the Lender’s receipt thereof, and the Borrower (or the Company, on behalf of the Borrower) pays for or reimburses the Lender and USB for reasonable costs and expenses arising out of the structuring, negotiation and documentation of such reinvestment, or (ii) the Borrower or the Guarantors that are guaranteeing the obligations of the Borrower under the Tax Credit Reimbursement and Indemnity Agreement, as the case may be, pay to USB the Recapture Amount as defined in Section 2(c) of the Tax Credit Reimbursement and Indemnity Agreement.

3. Subordination.

All indebtedness owed by the Borrower and its Subsidiaries to the Lender and its Affiliates, including the Lender’s right to receive payments of principal and interest under this Loan, shall be secured by the Second-Lien Security Agreement and is expressly subordinated to the extent and in the manner set forth in the Subordination Agreement.

4. Call Right

For a period of six (6) months commencing on the date seven years after the Effective Date (the “Exercise Period”), the Lender shall have the right to call for the payment of the Loan in the amount of $5,721,000, in full satisfaction of the principal on the Loan. If Lender elects to exercise its call right, it shall do so by giving written notice to the Borrower at any time during the Exercise Period or not more than 15 days before the beginning of the Exercise Period. If the Lender exercises its call right, the Borrower shall pay to the Lender $5,721,000, together with all accrued but unpaid interest, and the Note shall be cancelled.

5. Events of Default.

The following are Events of Default under this Note and the Loan Agreement hereunder:

(a) The Borrower shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof or of the Loan Agreement, or (ii) any interest on the Loan, in either case within fifteen (15) Business Days of the date when due in accordance with the terms hereof or of the Loan Agreement;

(b) The Borrower shall default in the observance or performance of any other covenant or agreement (other than under Article 6 of the Loan Agreement) contained in the Loan Agreement and such default continues for fifteen (15) Business Days after the date that the Lender has given written notice to the Borrower specifying such default and requiring that it be remedied;

(c) The Borrower shall default in the observance or performance of any covenant or agreement set forth under Article 6 of the Loan Agreement and such default continues unremedied after the applicable cure period set forth in Section 1.45D-1(e)(6) of the Regulations;

(d)(i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Borrower any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) Business Days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within fifty (50) Business Days from the entry thereof; or (iv) the Borrower shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due;

(e) Any representation or warranty made by the Borrower under the Loan Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender; or

(f) This Note or the Loan Agreement shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above, with respect to the Borrower, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Note or the Loan Agreement shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Borrower, declare the Loan hereunder (with accrued but unpaid interest thereon) and all other amounts owing under this Note or the Loan Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Note or otherwise, (D) the Lender may terminate its commitment to make any future Loans to the Borrower (and such commitment automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (d) above with respect to the Borrower).

The remedies conferred upon or reserved to the Lender are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender under applicable law.

6. Miscellaneous.

If any provision of this Note is held to be invalid or unenforceable in any respect, all the other provisions of this Note will remain in full force and effect. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the Lender. The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment except as otherwise provided herein. The Borrower also waives all defenses based in suretyship or impairments of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. The Borrower may not assign this Note in whole or in part without the Lender’s written consent. The Lender may not assign this Note in whole or in part without the Borrower’s written consent.

It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note or the Agreement, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Agreement shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Note then outstanding.

This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of Delaware. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The Borrower agrees that all proceedings concerning the interpretations, enforcement and of the transactions contemplated by this Note and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. The Borrower hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Borrower hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

7. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	AutovaxID, Inc.
Attn.: Chief Financial Officer
1701 Macklind Avenue
St. Louis, MO 63110
Telephone: 813-864-2554
Facsimile: 813-258-6912

With a copy to:	Nixon Peabody LLP
Attn.: Herbert F. Stevens
Suite 900
401 9th Street, NW
Washington, DC 20004
Telephone: (202) 585-8811
Facsimile: (202) 585-8080

If to the Lender:	St. Louis New Markets Tax Credit Fund-II, LLC
1015 Locust Street, Suite 1200
St. Louis, MO 63101
Attention: Rodney Crim
Phone: (314) 622-3400
Facsimile: (314) 259-3442

With a copy to:	Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Mo 63102-2750
Attention: Mary Gassmann Reichert, Esquire
Phone: (314) 259-2188
Facsimile: (314) 259-2020

[Remainder Of This Page Is Intentionally Blank; Signature Page Follows]

WITNESS the due execution of this Note as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

ACKNOWLEDGED BY:

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO